UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2009
Oil States International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-16337	76-0476605
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Three Allen Center
333 Clay Street, Suite 4620
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
(713) 652-0582
Registrant’s telephone number, including area code:
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws.
     On March 11, 2009, the Board of Directors (the “Board of Directors”) of Oil States International, Inc. (the “Company”) authorized an amendment and restatement of the Company’s second amended and restated bylaws (the “Bylaws,” and, as further amended and restated, the “Amended Bylaws”).
     The amendments modify (i) the advance notice provisions relating to stockholder proposals for board nominations and other business generally considered at the Company’s annual and special meetings of stockholders and (ii) the provision governing resignations of officers and directors.
     The advance notice provisions were amended to formulate a more current and comprehensive bylaw relating to the advance notice of stockholder business proposals and director nominations. These changes clarify the guidelines for stockholders and the Board of Directors and are intended to prevent potential disputes over matters relating to the requisite advance notice and treatment of stockholder business and director nominations. The Amended Bylaws expressly require the stockholder giving notice of a stockholder proposal to describe any arrangement or agreement between such stockholder and certain other parties with respect to the nomination or proposal. The amendment enhances the Board of Directors’ ability to prepare for and address issues that could arise at stockholder meetings, while safeguarding the rights of stockholders to make director nominations or business proposals.
     The provision governing resignations of officers and directors was amended to clarify that, while no action is required by the Board of Directors to effect any appropriately tendered resignation by a director or officer of the Company, if such resignation is tendered by a director to the Board of Directors or a committee of the Board of Directors solely to permit the Board of Directors or committee of the Board of Directors to consider the necessity of such resignation pursuant to any corporate governance guideline or policy of the Company, then such resignation will not be effective unless and until it is accepted by the Board of Directors or its designee. The amendment was made in conjunction with amendments to the Company’s Corporate Governance Guidelines, which were recently amended to require that upon a change in the principal occupation or business association of any director of the Company, such director must tender his or her resignation to the Nominating and Corporate Governance Committee of the Board of Directors for its consideration.
     The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits

Number	Description of Exhibits

3.1	Third Amended and Restated Bylaws of Oil States International, Inc., dated as of March 11, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL STATES INTERNATIONAL, INC.
/s/ Robert W. Hampton
ROBERT W. HAMPTON
Senior Vice President, Accounting and Corporate Secretary

Dated: March 13, 2009

EXHIBIT INDEX

Number	Description of Exhibits

3.1	Third Amended and Restated Bylaws of Oil States International, Inc., dated as of March 11, 2009.